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                                                                    EXHIBIT 99.1

                    CERTIFIED WRITTEN STATEMENT ACCOMPANYING
                           PERIODIC FINANCIAL REPORTS

                          (Pursuant to 18 U.S.C. 1350)


The undersigned, James J. Peterson, Chief Executive Officer, and David R. Sonksen, Chief Financial Officer, of Microsemi Corporation, a Delaware corporation (the "Company"), each hereby certify that--

     (1) the accompanying periodic report containing financial statements filed by the Company with the Securities and Exchange Commission (the "Report") fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 (15 U.S.C. 78m(a)); and

     (2) information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

IN WITNESS WHEREOF, the undersigned have executed this certificate which accompanies the Company's Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2002.

Dated: August 9, 2002
                                ------------------------------------------------
                                James J. Peterson, Chief Executive Officer

Dated: August 9, 2002
                                ------------------------------------------------
                                David R. Sonksen, Chief Financial Officer